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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported), April 3, 1995
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                       United States Filter Corporation
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            (Exact name of registrant as specified in its charter)
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      Delaware                       1-10728                    33-0266015
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 (State or other juris-            (Commission                 (IRS Employer
diction of incorporation           File Number)             Identification No.)

      73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260
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        (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code (619) 340-0098
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Item 5. Other Events

        On April 3, 1995, the Company acquired The Permutit Company Limited, a U.K. company, and Permutit Company Pty. Limited, an Australian company that has a New Zealand subsidiary (collectively, "The Permutit Group"), for an aggregate purchase price of approximately $10 million (USD) (6,275,000 pounds sterling). The Permutit Group is a major provider of service deionization and other water treatment systems and products for the pharmaceutical, laboratory and chemical markets and other commercial customers in the United Kingdom, Australia and New Zealand. The Permutit Group's revenues for the year ended March 31, 1994 were approximately $19.7 million (USD). A copy of a news release respecting this acquisition is included as an Exhibit to this Current Report.

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

        (c)  Exhibits

             (i) News Release dated April 3, 1995


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNITED STATES FILTER CORPORATION

                                    By: /s/ Richard J. Heckmann
                                        ---------------------------
                                        Richard J. Heckmann
                                        President and Chief Executive Officer

Date: April 3, 1995